UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 12, 2015, IDT Corporation’s (the “Registrant”) subsidiary, IDT Telecom, entered into an Amended and Restated Employment Agreement (the “Agreement”) with Bill Pereira that is effective as of January 1, 2015.  Pursuant to the Agreement, Mr. Pereira will continue to serve as Chief Executive Officer of IDT Telecom, will be paid a base salary of $500,000 per year and has been granted 25,000 restricted shares of the Registrant’s Class B common stock.  The restricted stock was granted to Mr. Pereira on January 12, 2015 and will vest in three equal annual installments commencing on January 5, 2016.  Mr. Pereira is entitled to participate in IDT Telecom’s or the Registrant’s bonus program for senior executive management as may be approved from time to time by the Compensation Committee of the Registrant’s Board of Directors.  Should Mr. Pereira’s employment be terminated without Cause or should he resign for Good Reason (as such terms are defined in the Agreement), IDT Telecom will be obligated to pay to Mr. Pereira a severance payment equal to the greater of $1,225,000 or his base salary (at the rate in effect on the date of termination) for the remainder of the term of the Agreement, subject to Mr. Pereira’s execution of a release agreement.  A change in control (as defined in the Agreement) of the Registrant or IDT Telecom will be deemed good reason for Mr. Pereira to terminate the Agreement.  The Agreement has an effective date of January 1, 2015 and expires on December 31, 2017.  The term will automatically extend for additional one year periods unless, not later than ninety (90) days prior to any such expiration, IDT Telecom or Mr. Pereira determines not to extend the term.  In the event that IDT Telecom does not offer to extend the term, Mr. Pereira will be entitled to receive, among other things, a severance payment in the amount of $1,225,000 subject to his execution and delivery of a release agreement.

The Agreement amends and restates the employment agreement between Mr. Pereira and Registrant dated as of November 22, 2011.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Employment Agreement, dated January 12, 2015, between IDT Telecom and Bill Pereira.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name: Shmuel Jonas
Title: Chief Executive Officer

Dated: January 14, 2015

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EXHIBIT INDEX

Exhibit Number	Document
10.01	Employment Agreement, dated January 12, 2015 between IDT Telecom and Bill Pereira.

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